Exhibit 99.1

athenahealth, Inc. Reports First Quarter Fiscal Year 2012 Results

•	38% Revenue Growth Over First Quarter of 2011

•	GAAP Net Income of $2.4 Million, or $0.07 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $6.3 Million, or $0.17 Per Diluted Share

WATERTOWN, MA – April 26, 2012 – athenahealth, Inc. (NASDAQ: ATHN) (the “Company”), a leading provider of cloud-based practice management, electronic health record (EHR), and care coordination services to medical groups, today announced financial and operational results for the first quarter of fiscal year 2012. The Company will conduct a conference call tomorrow, Friday, April 27, 2012, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

Total revenue for the three months ended March 31, 2012, was $96.6 million, compared to $69.9 million in the same period last year, an increase of 38%.

“I am very pleased with our execution during Q1. While the U.S. health care market becomes more complex, our clients are thriving as our services allow them to profit by doing the right thing,” said Jonathan Bush, the Company’s Chairman, President, and Chief Executive Officer. “During the past quarter, we streamlined the packaging of our services with athenaOne, transitioned to an order-based athenaClinicals pricing model, and extended our athenaCoordinator service to include physician receivers. We believe that these strategies have the potential to drive broader changes in the way medical care givers coordinate health care in the U.S. and that they will bring many new senders and receivers of health information onto our cloud-based network.”

For the three months ended March 31, 2012, Non-GAAP Adjusted Gross Margin was 61.5%, down from 62.5% in the same period last year as the Company continues to invest in its newest service offering, athenaCoordinatorSM. Non-GAAP Adjusted EBITDA increased 27% to $17.1 million, or 17.7% of total revenue, from Non-GAAP Adjusted EBITDA of $13.4 million, or 19.1% of total revenue, in the same period last year. For the three months ended March 31, 2012, GAAP net income was $2.4 million, or $0.07 per diluted share, compared to $3.3 million, or $0.09 per diluted share, in the same period last year. Non-GAAP Adjusted Net Income was $6.3 million, or $0.17 per diluted share, up slightly from $5.9 million, or $0.17 per diluted share, in the same period last year. See “Use of Non-GAAP Financial Measures” below.

“I am thrilled with our performance in Q1 2012, our 49th quarter of consecutive revenue growth. Demand for our cloud-based services has increased even more with the launch of our care coordination services,” said Tim Adams, the Company’s Chief Financial Officer. “Despite our success to date, we are still early in our quest to become a health information backbone and will continue our investments in growth and innovation to achieve this goal.”

Key metrics and milestones in the first quarter of fiscal year 2012 included the following:

•	$2.1 billion in collections posted to client accounts in the first quarter of 2012, compared to $1.6 billion in the same quarter of 2011

•	40.0 average client Days in Accounts Receivable (DAR) in the first quarter of 2012, compared to 41.0 average client DAR in the same quarter of 2011

•	33,923 active medical providers using athenaCollector® at March 31, 2012, 24,101 of whom were physicians, compared to 27,944 providers and 19,778 physicians at March 31, 2011

•	7,402 active medical providers using athenaClinicals® at March 31, 2012, 5,331 of whom were physicians, compared to 4,161 providers and 2,910 physicians at March 31, 2011

•	6,800 active medical providers using athenaCommunicator® at March 31, 2012, 4,820 of whom were physicians, compared to 1,564 providers and 934 physicians at March 31, 2011

As of March 31, 2012, the Company had cash, cash equivalents, and available-for-sale investments of $133.6 million. The Company does not have any outstanding debt obligations.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.

Conference Call Information

To participate in the Company’s live conference call and webcast, please dial 800-447-0521 (or 847-413-3238 for international calls) using conference code No. 32023096, or visit the Investors section of the Company’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 32023096. A webcast replay will also be archived on the Company’s website.

About athenahealth

athenahealth, Inc. is a leading provider of cloud-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and care coordination services. For more information, please visit http://www.athenahealth.com/ or call (888) 652-8200.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of the Company’s service offerings, the creation of a sustainable market for health information exchange, a social network for health care, and a national health IT network, statements regarding the expansion of the types of tasks the Company performs for its clients and the Company’s continued investment in growth and development; and statements found under the Company’s “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with the acquisition and integration of companies and new technologies, including those related to the Company’s ability to successfully integrate the athenaCoordinator service and successfully scale the Proxsys services and technologies to achieve expected synergies; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, please see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Contacts:

Dana Quattrochi (Investors)

Director, Investor Relations

athenahealth, Inc.

(617) 402-1329

investorrelations@athenahealth.com

Amanda Cheslock (Media)

athenahealth, Inc.

(212) 446-1884

acheslock@sloanepr.com

athenahealth, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share amounts)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$52,491	$57,781
Short-term investments	63,550	62,084
Current portion of restricted cash	4,047	—
Accounts receivable - net	53,058	49,038
Deferred tax assets	5,527	5,245
Prepaid expenses and other current assets	12,549	8,988

Total current assets	191,222	183,136

Property and equipment - net	51,482	52,275
Restricted cash, net of current portion	856	5,007
Software development costs - net	8,187	6,974
Purchased intangibles - net	19,299	20,052
Goodwill	47,307	47,307
Deferred tax assets	12,191	12,532
Investments and other assets	20,360	21,503

Total assets	$350,904	$348,786

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$4,556	$6,318
Accrued compensation	16,829	28,176
Accrued expenses	17,753	17,774
Current portion of deferred revenue	6,311	6,345
Current portion of deferred rent	987	960

Total current liabilities	46,436	59,573
Deferred rent, net of current portion	2,684	2,932
Deferred revenue, net of current portion	45,173	44,281
Other long-term liabilities	3,109	5,529

Total liabilities	97,402	112,315

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at March 31, 2012, and December 31, 2011, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 37,024 shares issued, and 35,746 shares outstanding at March 31, 2012; 36,678 shares issued and 35,400 shares outstanding at December 31, 2011.	370	367
Additional paid-in capital	261,668	247,131
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(38)	(101)
Accumulated deficit	(7,298)	(9,726)

Total stockholders’ equity	253,502	236,471

Total liabilities and stockholders’ equity	$350,904	$348,786

athenahealth, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenue:
Business services	$93,549	$67,486
Implementation and other	3,017	2,444

Total revenue	96,566	69,930

Expense:
Direct operating	38,798	27,270
Selling and marketing	23,728	16,941
Research and development	7,168	5,079
General and administrative	16,199	11,719
Depreciation and amortization	5,486	3,398

Total expense	91,379	64,407

Operating income	5,187	5,523
Other income (expense)	134	33

Income before income taxes	5,321	5,556
Income tax provision	(2,893)	(2,305)

Net income	$2,428	$3,251

Net income per share - Basic	$0.07	$0.09

Net income per share - Diluted	$0.07	$0.09

Weighted average shares used in computing net income per share:
Basic	35,535	34,678
Diluted	36,996	35,657

athenahealth, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,428	$3,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,276	3,858
Amortization of premium on investments	354	381
Provision for uncollectible accounts	287	259
Excess tax benefit from stock-based awards	(2,829)	(2,175)
Deferred income tax	40	136
Increase in fair value of contingent consideration	71	114
Stock-based compensation expense	5,633	4,005
Loss on interest rate derivative contract	—	(65)
Changes in operating assets and liabilities:
Accounts receivable	(4,307)	(6,103)
Prepaid expenses and other current assets	(847)	542
Other long-term assets	94	79
Accounts payable	3,054	2,124
Accrued expenses	77	1,791
Accrued compensation	(11,347)	(6,593)
Deferred revenue	858	2,731
Deferred rent	(221)	(352)

Net cash (used in) provided by operating activities	(379)	3,983

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(2,839)	(1,469)
Purchases of property and equipment	(10,383)	(2,067)
Proceeds from sales and maturities of investments	25,224	54,054
Purchases of short-term and long-term investments	(25,904)	(48,766)
Decrease in restricted cash	104	2,887

Net cash (used in) provided by investing activities	(13,798)	4,639

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans	7,958	2,125
Taxes paid related to net share settlement of restricted stock awards	(1,825)	—
Excess tax benefit from stock-based awards	2,829	2,175
Payment of contingent consideration accrued at acquisition date	(104)	(2,558)
Payments on long-term debt and capital lease obligations	—	(793)

Net cash provided by financing activities	8,858	949

Effects of exchange rate changes on cash and cash equivalents	29	67

Net decrease in cash and cash equivalents	(5,290)	9,638
Cash and cash equivalents at beginning of period	57,781	35,944

Cash and cash equivalents at end of period	$52,491	$45,582

Non-cash transactions
Property and equipment recorded in accounts payable and accrued expenses	$784	$179

Tax benefit recorded in prepaid expenses and other current assets	$2,774	$2,120

Additional disclosures
Cash paid for interest	$—	$177

Cash paid for taxes	$733	$241

athenahealth, Inc.

STOCK-BASED COMPENSATION EXPENSE

(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation expense for the three months ended March 31, 2012 and 2011:

	Three months ended March 31,
	2012	2011
Stock-based compensation expense charged to:
Direct operating	$908	$605
Selling and marketing	1,672	923
Research and development	765	530
General and administrative	2,288	1,947

Total	$5,633	$4,005

athenahealth, Inc.

CASH, CASH EQUIVALENTS, AND AVAILABLE-FOR-SALE INVESTMENTS

(Unaudited, in thousands)

Set forth below is a breakout of total cash, cash equivalents, and available-for-sale investments as of March 31, 2012, and December 31, 2011:

	March 31, 2012	December 31 2011

Cash, cash equivalents	$52,491	$57,781
Short-term investments	63,550	62,084
Long-term investments*	17,570	18,619

Total	$133,611	$138,484

*	The Company has purchased certain available-for-sale investments that had a maturity date longer than one-year, which it classifies in investments and other assets on the condensed consolidated balance sheet.

athenahealth, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Please note that these figures may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin

Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended March 31,
	2012	2011

Total revenue	$96,566	$69,930
Direct operating expense	38,798	27,270

Total revenue less direct operating expense	57,768	42,660
Add: Stock-based compensation expense allocated to direct operating expense	908	605
Add: Amortization of purchased intangibles	753	460

Non-GAAP Adjusted Gross Profit	$59,429	$43,725

Non-GAAP Adjusted Gross Margin	61.5%	62.5%

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended March 31,
	2012	2011

Total revenue	$96,566	$69,930

GAAP net income	2,428	3,251
Add: Provision for income taxes	2,893	2,305
Add: Total other (income) expense	(134)	(33)
Add: Stock-based compensation expense	5,633	4,005
Add: Depreciation and amortization	5,486	3,398
Add: Amortization of purchased intangibles	753	460

Non-GAAP Adjusted EBITDA	$17,059	$13,386

Non-GAAP Adjusted EBITDA Margin	17.7%	19.1%

Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended March 31,
	2012	2011

Total revenue	$96,566	$69,930

GAAP net income	2,428	3,251
Add: Provision for income taxes	2,893	2,305
Add: Total other (income) expense	(134)	(33)
Add: Stock-based compensation expense	5,633	4,005
Add: Amortization of purchased intangibles	753	460

Non-GAAP Adjusted Operating Income	$11,573	$9,988

Non-GAAP Adjusted Operating Income Margin	12.0%	14.3%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands except per share amounts)	Three Months Ended March 31,
	2012	2011

GAAP net income	$2,428	$3,251
Add: (Gain) loss on interest rate derivative contract	—	(65)
Add: Stock-based compensation expense	5,633	4,005
Add: Amortization of purchased intangibles	753	460

Sub-total of tax deductible items	6,386	4,400

(Less): Tax impact of tax deductible items (1)	(2,554)	(1,760)

Non-GAAP Adjusted Net Income	$6,260	$5,891

Weighted average shares - diluted	36,996	35,657

Non-GAAP Adjusted Net Income per Diluted Share	$0.17	$0.17

(1)	- Tax impact calculated using a statutory tax rate of 40%

(unaudited, in thousands except per share amounts)	Three Months Ended March 31,
	2012	2011

GAAP net income per share - diluted	$0.07	$0.09
Add: (Gain) loss on interest rate derivative contract	—	—
Add: Stock-based compensation expense	0.15	0.12
Add: Amortization of purchased intangibles	0.02	0.01

Sub-total of tax deductible items	0.17	0.13

(Less): Tax impact of tax deductible items (1)	(0.07)	(0.05)

Non-GAAP Adjusted Net Income per Diluted Share	$0.17	$0.17

Weighted average shares - diluted	36,996	35,657

(1)	- Tax impact calculated using a statutory tax rate of 40%

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, and amortization of purchased intangibles, and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before (gain) loss on interest rate derivative contract, stock-based compensation expense, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the Company’s performance during the period in which the expense is incurred.

•

Amortization of purchased intangibles — purchased intangibles are amortized over their estimated useful life and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charge does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

•

Gains and losses on interest rate derivative contract — excluded because, until they are realized, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.